UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2004

MISSISSIPPI CHEMICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	001-12217 (Commission File Number)	64-0292638 (I.R.S. Employer Identification Number)
3622 Highway 49 East Yazoo City, Mississippi (Address of principal executive offices)		39194 (Zip code)

Registrant's telephone number, including area code:  (662) 746-4131

Not Applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events.

     On June 28, 2004, the Registrant issued the Press Release attached hereto as Exhibit 99 announcing a $182.5 million replacement debtor‑in‑possession financing and commitment for $210 million exit financing.

Item 7.     Financial Statements and Exhibits.

     (c)     Exhibits.

Exhibit Number	Description
99	Press Release, dated June 28, 2004, announcing a $182.5 million replacement debtor‑in‑possession financing and commitment for $210 million exit financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MISSISSIPPI CHEMICAL CORPORATION

By:         /s/ Timothy A. Dawson
Name:    Timothy A. Dawson
Title:      Senior Vice President and Chief Financial Officer

Date:    June 28, 2004

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release, dated June 28, 2004, announcing a $182.5 million replacement debtor‑in‑possession financing and commitment for $210 million exit financing.